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                                                                   EXHIBIT 10(c)

                                HUNT CORPORATION

                     1993 STOCK OPTION AND STOCK GRANT PLAN
                     --------------------------------------
                      (As Amended effective June 28, 2000)

         1. Purpose.

         The 1993 Stock Option and Stock Grant Plan (the "Plan") is designed to enable Hunt Corporation (the "Company") and its subsidiaries to attract and retain capable officers and key management level employees and independent consultants who perform services for the Company and to provide an inducement to such personnel to promote the best interests of the Company and its subsidiaries by enabling and encouraging them, through the grant of incentive and nonqualified stock options ("Options") and/or stock ("Stock Grants") to acquire stock in the Company.

         As used in the Plan, the term "incentive stock options" means options which, at the time such options are granted under the Plan, qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and are designated as incentive stock options in the Option Agreement (as hereinafter defined). The term "nonqualified stock options" means all other options granted under the Plan. The term "subsidiary" means any corporation which, at the time an Option is granted or Stock Grant is made under the Plan, qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Section 424(f) of the Code, or any similar provision hereafter enacted, except that such term shall not include any corporation which is classified as a foreign corporation pursuant to
Section 7701 of the Code.

         2. Administration.

         The Plan shall be administered by the Company's Compensation Committee (the "Committee") which shall consist of not less than three non-employee directors (within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor thereto) who are also outside directors (within the meaning of Treas. Reg. Section 1.162-27(e)(3), or any successor thereto) of the Company who shall be appointed by, and shall serve at the pleasure of, the Company's Board of Directors (the "Board"). Each member of the Committee, while serving as such, shall be deemed to be acting in his/her capacity as a director of the Company.

         The Committee shall have full authority to construe and interpret the Plan and, subject to the provisions of the Plan: to establish, amend, and rescind appropriate rules and regulations relating to the Plan; to take such action as may be appropriate or necessary to insure the continued qualification of any incentive stock options granted under the Plan; to select the persons to whom Options will be granted and/or Stock Grants made under the Plan; to grant Options and make Stock Grants and set the date of grant and other terms and conditions thereof; to make recommendations to the Board; and to take all such steps and make all such determinations in connection with the Plan and the Options granted and the Stock Grants made hereunder as it may deem necessary or advisable. All such rules, regulations, determinations, and interpretations of the Committee shall be final, conclusive, and binding on all persons.

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         3. Stock Subject to the Plan.

         Subject to the provisions of Section 8, up to an aggregate maximum of 3,500,000 of the Company's Common Shares, par value $.10 per share ("Shares"), shall be authorized for the grant of Options and/or Stock Grants under the Plan; provided, however, that, of such amount, not more than 525,000 Shares shall be available for Stock Grants, and further provided, that, no Eligible Employee (as hereinafter defined) or Consultant (as defined below) shall receive Options and/or Stock Grants for more than 300,000 Shares over any one-year period. Shares issuable under the Plan may be authorized but unissued Shares or reacquired Shares, as the Board shall determine. If any Option granted under the Plan expires or otherwise terminates, in whole or in part, without having been exercised, or if any Stock Grant hereunder is terminated, in whole or in part, the Shares subject to the unexercised portion of such Option and the unvested Shares covered by such Stock Grant shall be available for the granting of Options and Stock Grants under the Plan as fully as if such Shares had never been subject to an Option or a Stock Grant; provided, however, that:

               (a) If an Option is cancelled or if a Stock Grant is terminated, the Shares subject to the unexercised portion of such Option and/or the unvested Shares covered by such Stock Grant shall continue to be counted against the maximum number of Shares specified above which may be awarded to an Eligible Employee or Consultant during the one-year period in which the Option or Stock Grant was originally awarded, and

               (b) If the exercise price of an Option is reduced after the date of grant, the transaction shall be treated as a cancellation of the original Option and the grant of a new Option for purposes of such maximum.

         4. Eligibility.

         Those persons eligible to participate in the Plan shall be the officers and other key management level employees of the Company and any of its subsidiaries ("Eligible Employees"), including directors who are also officers or key management level employees of the Company or any of its subsidiaries. Independent consultants who perform consulting services for the Company and any of its subsidiaries ("Consultants") shall also be eligible to participate. Incentive stock options, nonqualified stock options, or Shares, or a combination thereof, may be granted under the Plan to an Eligible Employee, and nonqualified stock options and Shares, or a combination thereof, but not incentive stock options, may be granted under the Plan to a Consultant. In making any determination as to whether a given employee or Consultant shall receive a grant under the Plan, and in determining the size and nature of any such grant, the Committee shall take into account the duties of such employee or Consultant, his/her past, present, and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan.

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         5. Grants, Terms and Conditions of Options.

         From time to time until the expiration or earlier termination of the Plan, the Committee may grant to Eligible Employees and/or Consultants ("Optionees") under the Plan such incentive and/or nonqualified stock options as it determines are warranted; provided, however, that grants of incentive and nonqualified options shall be separate and not in tandem; and provided further that incentive stock options shall not be granted to Consultants. Options granted pursuant to the Plan shall be in such form as the Committee, from time to time, shall approve, and shall be subject to the following terms and conditions:

               (a) Price. Except as provided in Subsection (j), the price per Share under each Option granted under the Plan shall be determined and fixed by the Committee in its discretion but shall not be less than the higher of 100 percent of the Fair Market Value of the Shares or the par value thereof on the date of grant of such Option. As used in the Plan, the term "Fair Market Value" shall mean:

                           (i) If the principal market for the Shares is a registered securities exchange, the mean between the highest and lowest quoted selling prices of such Shares on the date of grant, or, if there are no such reported sales on that date, then on the last previous date (within a reasonable period prior to the date of grant) on which there were such reported sales; or

                           (ii) Such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

               (b) Term. Subject to earlier termination as provided in Subsections (c) through (g) and in Section 8, and except as otherwise provided in Subsection (j), the term of each Option shall not be less than two nor more than ten years from the date of grant.

               (c) Exercise and Payment. Options shall be exercisable in such installments and on such dates, not less than one year from the date of grant, as the Committee may specify. Except as otherwise expressly provided in the Plan, Options shall be exercisable by an Optionee only while he/she remains in the employment of the Company or a subsidiary. Any Option Shares, the right to the purchase of which has accrued, may be purchased at any time up to the expiration or termination of the Option. Options may be exercised, in whole or in part, from time to time, by giving written notice of exercise to the Company at its principal office, specifying the number of Shares to be purchased and accompanied by payment in full of the aggregate purchase price for such Shares. Only full shares shall be issued, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited. The purchase price of Option Shares shall be payable:

                           (i) In cash or its equivalent;

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                           (ii) If the Committee, in its discretion, permits, in
         whole or in part through the surrender or delivery of Shares previously acquired by the Optionee (provided that if such Shares are statutory option stock, as defined in Section 424(c)(3) of the Code, such Shares have been held by the Optionee for a period which is not less than the holding period described in Section 422(a)(1) or 423(a)(1) of the Code, as applicable);

                           (iii) If and to the extent the Committee, in its discretion, permits, in whole or in part through the surrender or delivery of Shares newly acquired by the Optionee upon exercise of such Option (which surrender or delivery shall constitute a disqualifying disposition in the case of an Option which is an incentive stock option); or

                           (iv) If and to the extent the Committee, in its discretion, permits, by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option (the sale of Shares pursuant to such instructions shall constitute a disqualifying disposition in the case of an Option which is an incentive stock option).

               In the event such purchase price is paid, in whole or in part, with Shares, the portion of the purchase price so paid shall be equal to the Fair Market Value, on the date of exercise of the Option, of the Shares surrendered or delivered in payment of such purchase price.

               (d) Termination of Optionee's Employment. If an Optionee's employment by the Company and its subsidiaries is terminated prior to the expiration date of his/her Option by either party for any reason, with or without cause, other than by reason of death, disability, or retirement (as provided in Subsections (e), (f), and (g)), such Option shall terminate immediately upon such termination of employment, provided that the Committee, in its discretion, may extend the period for exercise following any such termination of employment, to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of such termination, for up to three months, but not beyond the expiration date of such Option. Notwithstanding the foregoing, in the event an Optionee's employment is terminated as contemplated in this Subsection and Options held by him/her have not yet become exercisable in accordance with their terms, the Committee, in its discretion, may allow all or a part of such Options to be exercised pursuant to this Subsection, provided that such Options have been outstanding for at least one year at the time of the Optionee's termination of employment. For purposes of the Plan, a leave of absence of one year or less which has been expressly approved by the Board shall not be deemed to constitute a termination of employment. A leave of absence longer than one year shall be deemed to constitute a termination of employment, unless the Committee determines otherwise. For purposes of this
     Section 5, an Optionee who is a Consultant shall be deemed to have terminated employment if such person's consulting relationship with the Company and its subsidiaries is terminated.

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               (e) Death of Optionee. If an Optionee's employment is terminated
     (within the meaning of Subsection (d)) by reason of his/her death prior to the expiration of his/her Option, or if an Optionee shall die following his/her termination of employment but prior to the expiration date of his/her Option or expiration of the period determined under Subsection (d),
     (f), or (g), if earlier, such Option may be exercised, by the Optionee's estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee, in whole or in part, but only to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of his/her death, at any time prior to the earlier of:

                           (i) One year following the date of the Optionee's death, or

                           (ii) The expiration date of such Option (which, in the case of death following a termination of employment pursuant to Subsection (d), (f), or (g), shall be deemed to mean the expiration of the exercise period determined thereunder).

               Notwithstanding the foregoing, in the event that an Optionee's employment is terminated by his/her death and Options held by him/her have not yet become exercisable in accordance with their terms, the Committee, in its discretion, may allow all or a part of such Options to be exercised pursuant to this Subsection, provided that such Options have been outstanding for at least one year at the time of the Optionee's death.

               (f) Disability of Optionee. If an Optionee shall become permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) and his/her employment with the Company and its subsidiaries is terminated (within the meaning of Subsection (d)) as a consequence of such disability prior to the expiration date of his/her Option, such Option may be exercised by the Optionee, in whole or in part, but only to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of such termination of employment, at any time prior to the earlier of:

                           (i) One year following the date of the Optionee's termination of employment, or

                           (ii) The expiration date of such Option.

               Notwithstanding the foregoing, if at the time of termination of an Optionee's employment due to disability, Options held by such Optionee have not yet become exercisable in accordance with their terms, the Committee, in its discretion, may allow all or a part of such Options to be exercised pursuant to this Subsection, provided that such Options have been outstanding for at least one year at the time of the Optionee's termination of employment.

               (g) Retirement of Optionee. If an Optionee retires in accordance with the retirement policy of the Company, or with the express consent of the Board, prior to the expiration date of his/her Option, such Option may

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     be exercised by the Optionee, in whole or in part, but only to the extent of the number of Shares with respect to which the Optionee could have exercised it on the date of his/her retirement, at any time prior to the earlier of:

                           (i) Three months after the date of retirement, or

                           (ii) The expiration date specified in such Option.

               Notwithstanding the foregoing, the Committee may, in its discretion, (A) extend the period for exercise following an Optionee's retirement for up to nine additional months (or, with respect to an Option for 175,000 Shares granted by the Committee to Donald L. Thompson on June 28, 2000, two additional years) but not beyond the expiration date of such Option, despite the fact that such an extension would prevent an Option from qualifying as an incentive stock option under the Code and/or (B) in the event that any Options held by a retiring Optionee have not yet become exercisable in accordance with their terms, allow all or a part of such Options to be exercised pursuant to this Subsection, provided that such Options have been outstanding for at least one year at the time of the Optionee's retirement.

               (h) Transferability. No Option intended to be an incentive stock option shall be assignable or transferable by an Optionee otherwise than by will or by the laws of descent and distribution. Unless otherwise permitted by the Committee, all other Options shall not be assignable or transferable by an Optionee otherwise than by will or by the laws of descent and distribution.

               A transferred Option shall continue to be subject to the same terms and conditions as were applicable to such Option immediately prior to transfer, and the Optionee shall remain subject to tax withholding under
     Section 5(l) with respect to such Option. The events of termination of employment of Section 5 shall also continue to be applied with respect to the original Optionee, following which events the transferred Option shall be exercisable by the transferee only to the extent, and for the periods specified in, Sections 5(c), (d), (e), (f) and (g).

               (i) Rights as a Stockholder. An Optionee shall have no rights as a stockholder with respect to any Shares covered by his/her Option until the issuance of a stock certificate to him/her representing such Shares.

               (j) Ten Percent Shareholder. Notwithstanding any other provision of the Plan, if an Eligible Employee owns more than ten percent of the total combined voting power of all shares of stock of the Company or of a Related Corporation at the time an incentive stock option is granted to such Eligible Employee, the incentive stock option price shall not be less than 110 percent of the Fair Market Value of the optioned Shares on the date the incentive stock option is granted, and such incentive stock option by its terms shall not be exercisable after the expiration of five years from the date the incentive stock option is granted. As used in this Plan, the term "Related Corporation" shall mean a subsidiary or a corporate parent of the Company as defined in Section 424 of the Code.

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               (k) Annual Limit on Grant of Incentive Stock Options. The
     aggregate Fair Market Value (determined as of the time an incentive stock option is granted) of the Shares with respect to which incentive stock options are exercisable for the first time during any calendar year (under this Plan and any other incentive stock option plan of the Company or a Related Corporation) shall not exceed $100,000.

               (l) Use of Shares to Satisfy Tax Obligation. When an Optionee is required to pay to the Company or a Related Corporation an amount required to be withheld under applicable Federal, state, or local income tax or similar laws in connection with the exercise of nonqualified stock options under the Plan, the Committee may, in its discretion and subject to such rules as it may adopt, permit the Optionee to satisfy the obligation, in whole or in part, by electing to have the Company withhold Shares (or by returning to the Company previously held Shares), which shares shall be valued, for this purpose, at their Fair Market Value on the date of exercise of the nonqualified stock option (or, if later, the date on which the Optionee recognizes ordinary income with respect to such exercise). If Shares acquired by exercise of an incentive stock option are used for such purpose, and if the holding period requirements of Section 422(a)(1) of the Code have not been met with respect to such Shares, the use of such Shares to satisfy the withholding obligation will be a disqualifying disposition of such Shares.

               (m) Option Agreement and Further Conditions. Each Optionee shall enter into, and be bound by the terms of, a stock option agreement (the "Option Agreement") which shall include or incorporate by reference the terms of the Option and the Plan and which shall contain such other terms, conditions, and restrictions not inconsistent with the Plan (or, in the case of incentive stock options, the provisions of Section 422(b) of the
     Code) as the Committee shall determine. Without limiting the generality of the foregoing, the Committee, in its discretion, may impose further conditions upon the exercisability of Options, and restrictions on transferability and repurchase rights with respect to Shares issued upon exercise of Options.

         6. Terms and Conditions of Stock Grants.

         From time to time until the expiration or earlier termination of the Plan, the Committee may make such Stock Grants under the Plan to Eligible Employees and/or Consultants ("Grantees") as it determines are warranted. Stock Grants shall be subject to the following terms and conditions:

               (a) Vesting Period. The Committee shall establish one or more vesting periods ("Vesting Periods") with respect to the Shares covered by a Stock Grant. The length of such Vesting Period shall be within the discretion of the Committee, except that (subject to Subsection (c) and Section 8) such period or periods shall not be less than one year nor more than five years from the date of grant. Subject to the provisions of this
     Section 6, Shares subject to a Stock Grant shall vest in the Grantee upon the expiration of the Vesting Period with respect to such Shares.

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               (b) Bonus Payment. For so long as a Grantee's Stock Grant remains outstanding and unvested, the Company shall pay to the Grantee a cash bonus equal to the dividends which the Grantee would have received from the Company had he/she actually held the Shares represented by the unvested portion of his/her Stock Grant. Such payments shall be made within 60 days following the end of each fiscal quarter of the Company with respect to any dividends which may have been paid by the Company on its Shares during such quarter, and will constitute wages subject to withholding for Federal income tax purposes.

               (c) Termination.

                           (i) Death, Disability, or Retirement. If, prior to the expiration of the Vesting Period with respect to Shares subject to a Stock Grant ("Unvested Shares"), a Grantee's employment with the Company and its subsidiaries is terminated by reason of his/her death, or by reason of his/her disability or retirement (as provided in Sections 5(f) and (g), respectively), then in each such case there shall immediately be vested in the Grantee, or in his/her beneficiary or estate, that number of full Shares that bears the same ratio to all the Grantee's Unvested Shares having the same Vesting Period as the number of the days which have elapsed from the date of the original Stock Grant of such Shares to the date of such termination of the Grantee's employment bears to the total number of days in the Vesting Period with respect to such Shares. [An example of the operation of the preceding sentence is set forth in the Appendix to the Plan.] The remainder of the Grantee's Stock Grant not vested pursuant to the preceding sentence shall immediately terminate, except that the Committee, if it determines that the circumstances warrant, may direct that all or a portion of such remaining Unvested Shares also be vested in the Grantee, subject to such further terms and conditions, if any, as the Committee may determine. For purposes of this Section 6, a Grantee who is a Consultant shall be deemed to have terminated employment if such person's consulting relationship with the Company and its subsidiaries is terminated.

                           (ii) Other Terminations of Employment. If a Grantee's employment is terminated (within the meaning of Paragraph (i)) for any reason other than his/her death, disability, or retirement as aforesaid, the unvested portion of the Grantee's Stock Grant shall immediately terminate, except that the Committee, if it determines that the circumstances warrant, may direct that all or a portion of the Grantee's Unvested Shares be vested in the Grantee, subject to such further terms and conditions, if any, as the Committee may determine.

               (d) Delivery of Certificates. Upon the vesting of a Stock Grant, the Company shall promptly issue certificates representing the vested Shares to the Grantee or to his/her beneficiary or estate. Only full shares shall be issued, and any fractional shares which might otherwise be issuable pursuant to a Stock Grant shall be forfeited.

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               (e) Transferability. Unless otherwise permitted by the Committee, no Stock Grant shall be assignable or transferable by a Grantee otherwise than by will or by the laws of descent and distribution.

               A transferred Stock Grant shall continue to be subject to the same terms and conditions as were applicable to such Stock Grant immediately prior to transfer, and the Grantee shall remain subject to tax withholding under Section 6(g) with respect to such Stock Grant. The events of termination of employment of Section 6 shall also continue to be applied with respect to the original Grantee, following which events the transferred Stock Grant shall become vested in the transferee only to the extent provided in Section 6(c).

               (f) Rights as a Stockholder. A Grantee shall have no rights as a stockholder with respect to any Shares covered by a Stock Grant until the issuance of a stock certificate to him/her representing such Shares.

               (g) Use of Shares to Satisfy Tax Obligation. When a Grantee is required to pay the Company or a Related Corporation an amount required to be withheld under applicable Federal, state, or local income tax or similar laws in connection with the vesting of a Stock Grant under this Plan, the Committee may, in its discretion and subject to such rules as it may adopt, permit the Grantee to satisfy the obligation, in whole or in part, by electing to have the Company withhold Shares (or by returning to the Company previously held Shares), which Shares shall be valued, for this purpose, at their Fair Market Value on the date of vesting of the Stock Grant (or, if later, the date on which the Grantee recognizes ordinary income with respect to such Stock Grant). If Shares acquired by exercise of an incentive stock option are used for such purpose, and if the holding period requirements of Section 422(a)(1) of the Code have not been met with respect to such Shares, the use of such Shares to satisfy the withholding obligation will be a disqualifying disposition of such Shares.

               (h) Stock Grant Agreement. Each Grantee shall enter into, and be bound by the terms of, a Stock Grant Agreement (the "Stock Grant Agreement") which shall include or incorporate by reference the terms of the Stock Grant and of the Plan and which shall contain such other terms, conditions, and restrictions not inconsistent with the Plan as the Committee shall determine.

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         7. Listing and Registration of Shares.

         Each Option and each Stock Grant under the Plan shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the Shares covered thereby upon any securities exchange or under the laws of any jurisdiction, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option, the making of such Stock Grant, or the purchase or vesting of Shares thereunder, then no such Option may be exercised in whole or in part, and no certificate representing Shares shall be issued pursuant to such Stock Grant, unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained, on conditions acceptable to the Board. Each Optionee and Grantee, or his/her legal representative or beneficiaries, also may be required to give satisfactory assurance that Shares purchased upon exercise of an Option or received pursuant to a Stock Grant are being acquired for investment and not with a view to distribution, and certificates representing such Shares may be legended accordingly.

         8. Adjustment Upon Changes in Capitalization, Mergers, and Other
Events.

         The number of Shares which may be issued under the Plan and the maximum number of Shares with respect to which Options and/or Stock Grants may be awarded to any Eligible Employee or Consultant under the Plan, both as stated in
Section 3, and the number of Shares issuable upon exercise of outstanding Options (as well as the exercise price per Share under such outstanding Options) or issuable upon vesting of outstanding Stock Grants shall be adjusted, as may be determined appropriate by the Committee (which determination shall be subject to ratification by the Board), to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

         In the event the Company is liquidated or a corporate transaction described in Section 424(a) of the Code and the Treasury Regulations issued thereunder (including, for example, a merger, consolidation, acquisition of property or stock, separation, or reorganization) occurs, each outstanding Option and Stock Grant shall be assumed by the surviving or successor corporation, if any; provided, however, that the Committee, in its discretion, may terminate all or a portion of the outstanding Options and/or Stock Grants if it determines that such termination would be in the best interests of the Company. If the Committee decides to terminate an outstanding Option by reason of such liquidation or corporate transaction, the Committee shall give the holder thereof not less than 21 days' prior notice of any such termination, and such outstanding Option may be exercised up to, and including, the date immediately preceding such termination, if the Option has not otherwise expired, and if it is then exercisable under the Option Agreement. With respect to any Option which has not yet become exercisable, the Committee also, in its discretion, may allow an Optionee to exercise such Option, in whole or in part (if it has not otherwise terminated or expired). If the Committee decides to terminate an outstanding Stock Grant by reason of such liquidation or corporate transaction, the Stock Grant shall vest on such termination date to the same extent as is provided in the first sentence of Section 6(c)(i). The Committee, in its discretion, may also immediately vest all or a portion of the remaining unvested Shares under any Stock Grant which is to be so determined.

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         The Committee, in its discretion, may also change the number of Shares issuable upon exercise of outstanding Options (as well as the exercise price per Share under such outstanding Options) and Shares covered by outstanding Stock Grants to reflect any such corporate transaction, provided, in the case of an incentive stock option, that any such change is made in accordance with Section 424(a) of the Code and is excluded from the definition of "modification" under
Section 424(h) of the Code.

         Notwithstanding any other provisions of the Plan, the Committee, in its discretion, may accelerate, in whole or in part, the date on which Options become exercisable and/or the vesting of any Stock Grant in the event that the Committee determines that a change in control of the Company has occurred or is likely to occur.

         9. Amendment or Discontinuance of the Plan.

         The Board, from time to time, may suspend or discontinue the Plan or amend it, and the Committee may amend any outstanding Options and Stock Grants, in any respect whatsoever; provided, however, that, without the approval of the holders of at least a majority of the votes cast at a duly held stockholders' meeting at which a quorum representing a majority of the outstanding shares of the Company is, either in person or by proxy, present and voting on the action:

               (a) The class of individuals eligible to receive Options or Stock Grants shall not be changed;

               (b) The maximum number of Shares with respect to which grants may be made under the Plan shall not be increased otherwise than as permitted under Section 8;

               (c) The limitations on the price at which Options may be granted shall not be changed; and

               (d) The duration of the Plan, as specified in Section 12, shall not be extended.

         Notwithstanding the foregoing, no such suspension, discontinuance, or amendment shall impair the rights of any holder of an outstanding Option or Stock Grant without the consent of such holder.

         10. Absence of Rights.

         The recommendation or selection of an Eligible Employee or Consultant as a recipient of an Option or a Stock Grant under the Plan shall not entitle such person to any Option or Stock Grant unless and until the grant actually has been made by appropriate action of the Committee; and any such grant is subject to the provisions of the Plan. Further, the granting of an Option or the making of a Stock Grant to a person shall not entitle that person to continued employment by the Company or its subsidiaries, and the Company shall have the absolute right, in its discretion, to retire such person in accordance with its retirement policies or otherwise to terminate his/her employment, whether or not such termination may result in a partial or total termination of his/her Option or of his/her Stock Grant.

         11. Application of Funds.

         The funds received by the Company upon the exercise of Options and otherwise under the Plan shall be used for general corporate purposes.

         12. Effective Date and Duration.

         The Plan became effective on February 7, 1993. Unless earlier terminated as provided in the Plan, the Plan shall terminate at 12:00 midnight on February 6, 2003, and no Options or Stock Grants shall be granted or made thereafter. However, termination of the Plan shall not affect any Options or Stock Grants theretofore granted or made, which Options and Stock Grants shall remain in effect in accordance with their terms and the terms of the Plan.

                                    APPENDIX
                                    --------

            Accelerated Vesting Pursuant to Section 6(c) of the Plan
            --------------------------------------------------------


                  Example: If a Stock Grant of 30,000 shares is made to a Grantee on February 10, 1996, to vest in three annual increments of 10,000 Shares each on February 10, 1997, 1998, and 1999, respectively, and if the Grantee, while still an employee of the Company, should die on August 10, 1997, the number of Shares vested would be 22,465, calculated as follows:

                  1. The 10,000 Share increment scheduled to vest on February 10, 1997, would already have vested in full.

                  2. The 10,000 Share increment scheduled to vest on February 10, 1998, would vest automatically as to 7,479 Shares (i.e., out of the total Vesting Period of 730 days with respect to such Shares, 546 days would have elapsed; 546/730 = .747945 x 10,000 Shares = 7,479 Shares).

                  3. The 10,000 Share increment scheduled to vest on February 10, 1999, would vest automatically as to 4,986 Shares (i.e., out of the total Vesting Period of 1,095 days with respect to such Shares 546 days would have elapsed; 546/1,095 = .498630 x 10,000 Shares = 4,986
         Shares).